EX99.23(a)(1)


D. L. BABSON BOND TRUST
RESTATED PROVISIONS OF
AGREEMENT AND DECLARATION OF TRUST

WHEREAS, D. L. Babson Bond Trust is a common law trust organized and existing under the laws of the state of Missouri, and,

WHEREAS, numerous amendments have been made to the Agreement and Declaration of Trust dated November 2, 1944, since its inception, and as a result, the said Agreement and Declaration of Trust has become cumbersome and confusing to read and understand, and

WHEREAS, the Trustees desire to incorporate the Agreement and Declaration of Trust together with the amendments into a single document;

NOW, THEREFORE, the Agreement and Declaration of Trust dated November 2, 1944, is hereby amended and restated to read as follows:

ARTICLE I

Concerning the Trust and its Purposes and Powers

Section 1.     The Trust hereby created shall be known as D.
L. BABSON BOND TRUST. For convenience it is referred to in the Agreement and Declaration of Trust as the "Trust." The Trustees shall have the right and power from time to time to change the name of the Trust by resolution adopted at any regular or special meeting of the Trustees.

Section 2. The objects and purposes of the Trust shall be to establish and maintain selected and diversified investments in investment securities, to supervise and manage said investments, and, in furtherance but not in limitation of the foregoing, to acquire, own, hold and dispose of investment securities as defined in ARTICLE II hereof.

Section 3. The Trustees acting for and in behalf of the Trust shall have power and authority:

(a)	to buy, sell, exchange, own, hold, transfer, assign, negotiate and otherwise acquire or dispose of and deal in and with investment securities, and while the owners thereof to exercise all the rights, powers and privileges of ownership thereof, including, without limitation, the right and privilege of voting, in person or by proxy, upon all voting securities at any time and from time to time included among the assets and properties of the Trust; and


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(b)	in general to carry on any other activity in connection with the foregoing and to do any and all things necessary to promote the objects and purposes of the Trust to the same extent as they might or could to in respective personal and individual capacities.

Section 4. Notwithstanding anything contained in this ARTICLE I or elsewhere in the Agreement and Declaration of Trust, the Trustees acting for and in behalf of the Trust may not and shall not:

(a)	purchase any investment security for credit or on margin, except such short-term credits as are necessary for the clearance of transactions;

(b)	participate on a joint or a joint-and-several basis in any
trading account in securities;

(c)	sell any securities short;

(d)	borrow money, securities or other property in any event or for any purpose whatsoever, or issue any security senior to the shares authorized by the Trust Indenture;

(e)	lend money, securities or other assets of the Trust for any
purpose whatsoever, provided however, that the acquisition of any publicly distributed securities shall not be held or construed to be the making of a loan;

(f)	mortgage, pledge, hypothecate or encumber in any manner
whatsoever any investment securities at any time owned or held by the Trust;

(g)	underwrite or participate in the underwriting of any securities;

(h)	purchase shares of other investment companies except in the open market at ordinary broker's commission or pursuant to a plan of merger or consolidation;

(i)	acquire any security issued by any issuer in which an officer, director or stockholder of such issuer is a Trustee of the Trust or an officer or director of a principal underwriter (as defined in the Investment Company Act of 1940) if after the purchase of such security one or more of the Trustees owns beneficially more than one-half (1/2) of one per centum (1%) of the capital stock of such issuer and such Trustees together own beneficially more than five per centum (5%) of the capital stock of such issuer;

(j)	acquire any security of another issuer if immediately after and as a result of such acquisition the market value of such securities of such other issuer shall


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exceed five per centum (5%) of the market value of the total assets of the Trust or the Trust shall own more than ten per centum (10%) of the outstanding voting securities of such issuer. This restriction does not apply to securities issued by the United States or any state, county, or municipality thereof;

(k)	invest more than 25% of the value of its assets in any one
industry;

(1)	engage in the purchase or sale of real estate or commodities;

(m)	invest in companies for the purpose of exercising control of management;

(n)	purchase any securities which are subject to legal or contractual restrictions; i.e., restricted securities which may not be distributed publicly without registration under the Securities
Act of 1933.

ARTICLE II

Definitions of Terms and Rules of Construction

Section 1.     Definition of Certain Terms.  As used in this
Declaration of Trust, the terms set forth below shall have the following meanings:

(a)	The "Act" refers to the Investment Company Act of 1940, as
amended.

(b)	"Beneficial Shares," "Shares of Beneficial Interest" or "Shares"
means the equal proportionate units of interest of any of the classes or series into which the beneficial interest of any class or series of the Trust shall be divided from time to time and includes fractions of Beneficial Shares as well as whole
Beneficial Shares.

(c)	"Beneficial Shareholder" or "Shareholder" means a record owner of Beneficial Shares of a class or series of the Trust.

(d)	The term "business day" means a day on which the New York Stock
Exchange is open for business.

(e)	The term "distribution" means an actual or constructive payment to a Beneficial Shareholder in cash.


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(f)	The term "gross income" as used herein is hereby defined to mean the gross earnings of any class or series of the Trust from all sources, other than and excluding gains and losses realized from sales or other dispositions of that class or series' assets.

(g)	"Investment securities" shall be deemed to mean and include:  (a)
shares of capital stock, bonds, debentures, debenture stocks, participation certificates, script, notes and other securities, obligations and evidences of debt of corporations; (b) certificates of deposit, warrants and rights to subscribe for or purchase any of the foregoing, including commercial paper, bankers' acceptances, variable rate master demand notes and repurchase agreements; (c) obligations of the United States of America or of any state, county, township, school district, municipality or political subdivision thereof, and obligations guaranteed as to both principal and interest by the United States of America; (d) U.S. dollar-denominated securities issued in the United States by (1) the Canadian Federal Government or by Canadian Provincial Governments including any agency or instrumentality of either principal and interest by either government, and (2) Canadian corporations.

(h)	The term "net income", as used herein, is hereby defined to mean gross income less taxes, expenses and reserves therefor including, without limitation, all fees and other costs and charges properly charged for the administration and maintenance of the Trust, or a class or series.

(i)	"Person" shall mean a natural person, a corporation, a partnership, an association, a joint-stock company, a trust, a fund or any organized group of persons whether incorporated or not.

(j)	The term "Supplemental Declaration of Trust" or "Supplemental
Declaration" means a document adopted by the Trustees at any regular or special meeting of the Trustees which sets forth a description of any Beneficial Shares or class or series of Beneficial shares to be issued under this Declaration of Trust, and which shall be annexed to this Declaration and made a part of it.

(k)	The "Trustees" means the original individual Trustees in their capacity as trustees of the Trust and their successor or successors for the time being in office as such trustees.

(1)	The terms "assignment," "interested person," a "majority vote of shareholders" and "Principal Underwriter" shall have the respective meanings set forth in Section


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2(a)(4), Section 2(a)(19), Section 2(a)(42) and Section
2(a) (29) of the Act, and "series trust" shall mean an entity such as that described in Section 18(f)(2) of the Act, and
subject to Rule 18f-2 thereunder.
	Section 2.	Construction.	The following rules shall
apply concerning interpretation and construction of this Declaration of
Trust:

(a)	The purpose of this Declaration of Trust is to establish the relationship of Trustee and Beneficiary between the Trustees and Shareholders defined herein. This Declaration of Trust shall not be construed to create any other type of relationship or entity, including but not limited to, a general or limited partnership, corporation, or joint stock association.

(b)	This Declaration of Trust shall be construed under the laws of the State of Missouri.

(c)	Unless clearly indicated otherwise within the context of this
Declaration of Trust, the masculine for of words used herein shall be deemed to include the feminine and neuter, and the singular shall be deemed to include the plural.

(d)	Headings of Articles, Sections, Paragraphs, or other subdivisions hereof are for convenience of reference only, and shall not be deemed to be of the substance of this Declaration of Trust.
Headings are placed herein for convenience of reference only and in case of any conflict, the test of this instrument rather than the headings, shall control.

(e)	In this instrument or in any Supplemental Declaration of Trust, references to this instrument and all expressions like "herein,"
"hereof" and "hereunder," shall be deemed to refer to this instrument as amended, restated or affected by any such Supplemental Declaration of Trust.

ARTICLE III

Concerning the Shareholders and their
Shares and Certificates

Section 1. Shares of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Beneficial Shares of one or more classes or series as the Trustees shall designate from time to time by Supplemental Declaration. Each such Beneficial Share of each such class or series shall represent an interest in that class or series of the Trust equal with each other Beneficial Share of such class or series then outstanding. No Beneficial


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Share shall have priority over any other Beneficial Share of the same class or series. No class or series of Beneficial Shares shall have any preference or priority to general assets of the Trust over any other class or series of Beneficial Shares. The Trustee may, from time to time, divide or combine the Beneficial Shares of any class or series into a greater or lesser number of Beneficial Shares without thereby changing the proportionate beneficial interests in such class or series, or the respective priority or preference of such Shares and any other class or series.

Section 2.     Purchase of Beneficial Shares in the Trust. The Trustees
shall have power from time to time to accept from any person, firm or corporation, including any or all of the original Shareholders, contributions in cash to the Trust from such persons and on such terms as they may from time to time authorize. Each contribution shall be credited to the individual Beneficial Shareholder's account in the form of full and frac-tional Beneficial Shares of the Trust, in such class or series as the purchaser shall select, at the net asset value per Beneficial Share next determined for such class or series after receipt of the contribution.
Shares shall be issued hereunder only to or through a principal underwriter duly selected and appointed as provided by law, except that in the event of an offer of exchange or plan of reorganization permitted by law, shares may be issued by the Trustees without utilizing the services of a principal un-derwriter, and for a consideration other than cash provided that in no event shall shares be issued for consideration other than cash provided that in no event shall shares be issued for consideration less than the prevailing net asset value of the shares already issued and outstanding as computed at a time in accordance with the pricing provisions hereinbefore set out in this
section.   Shares shall be issued only on business days.   The Trustees may,
in their sole discretion, promulgate rules, regulations and procedures governing purchases of shares in the Trust or impose a sales charge or such other charges as they deem necessary or proper, upon investments in the Trust.

Section 3.     Ownership of Beneficial Shares.  The ownership of
Beneficial Shares shall be recorded on the books of the Trust or its transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of Beneficial Shares and similar matters. The record books of the Trust or any transfer agent, shall be conclusive as to who are the holders of Beneficial Shares and as to the number of Beneficial Shares held by each Beneficial Shareholder. The Trustees, in their discretion, may authorize the issuance of beneficial share certificates and may promulgate appropriate rules and regulations with respect thereto.

Section 4.     Certificate Register.   The Trustees shall keep and
maintain a certificate register and shall enter therein the name and address of each registered owner or holder of certificates and with respect to each certificate the date of issue


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and the number of Shares represented thereby.  The Trustees shall be entitled for all purposes to treat and deem the addresses appearing on such certificate register as the true and correct addresses of the respective Shareholders. Subject to the provisions of ARTICLE IV of this Agreement and Declaration of Trust, the Trustees shall treat the Shareholder in whose name any certificate is registered as the absolute owner of such certificate for all purposes.

Section 5. Pre-emptive Rights. Beneficial Shareholders shall have no pre-emptive or other right to subscribe to any additional Beneficial Shares or other securities issued by the Trust or the Trustees.

Section 6.     Decedent Shareholder.    The death of a Shareholder
shall not operate to terminate the Trust nor entitle the representatives of the deceased Shareholder to an accounting or to take any action against the Trustees or the Trust except in accordance with the provisions of the Agreement and Declaration of Trust. The Shareholder shall not be liable for any assessments or for the payment of any sum or sums of money other than the purchase price of their respective Shares as set forth and provided herein.

Section 7.     Record Date.   The Trustees shall not have power to
close the transfer books for any purpose but shall be required, in lieu of closing the transfer books, to fix in advance a date, not exceeding forty-five (45) days preceding the date of any meeting of the Shareholders or the date for the payment of any dividend, as a record date for determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend; and in such case such Shareholders, and only such Shareholders, as shall be Shareholders of record on the record date so fixed, shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, notwithstanding any transfer of any Shares after such record date fixed as aforesaid.

ARTICLE IV

Shareholders may designate a Beneficiary

Section 1.     Any Shareholder shall have the right at any time to
designate a beneficiary or beneficiaries with respect to any Shares
registered in the name of such Shareholder.   Such designation shall be
substantially of the form and tenor as the Trustees shall establish by rule and shall not be valid until registered with the Trustees and such registration evidenced by signature in behalf of the Trustees by one of their authorized members, officers or agents.

Section 2. Any such designation of beneficiary shall be revocable by the Shareholder in his sole. discretion at any time during his lifetime, provided that the Shareholder shall give to the Trustees written notice of any such revocation and shall present his certificate to the Trustees for cancellation of the designation of beneficiary thereon. The surrender of any certificate by the registered owner or holder thereof for transfer shall, ipso facto, cancel and revoke any designation of beneficiary with respect thereto. In event of the death of the Shareholder and upon proof thereof satisfactory to the Trustees the registered beneficiary alone shall be entitled to have and to exercise all the rights appertaining to such certificate and the Shares represented thereby.

Section 3. In the event the beneficiary shall predecease the Shareholder, then the designation of beneficiary and all rights thereunder of the deceased beneficiary or his estate or assigns shall immediately terminate and be canceled.

ARTICLE V

Concerning the Net Asset Value of Shares

The net asset value of a Share of each class or series of the Trust outstanding shall be determined not less frequently than the close of each business day in accordance with statutes, regulations and rules of appropriate governmental or regulatory agencies or authorities, applicable to regulated investment companies and such rules and regulations as The Trustees in their discretion, may promulgate.

ARTICLE VI

Shares are Redeemable

Section 1.     Redemption of Beneficial Shares. A Beneficial
Shareholder of the Trust shall have the right, subject to the provisions of this Article VI, to require the Trust to redeem his full and fractional Beneficial Shares at a redemption price equal to the net asset value per Beneficial Share of such class or series next determined after receipt of a request to redeem. The Trustees shall establish such rules and procedures as they deem appropriate for the redemption of Beneficial Shares provided that all redemptions are made in accordance within the provisions of the Act, as amended, and rules and regulations thereunder.

Section 2. Any Shareholder may surrender to the Trustees on any business day, for redemption;

(a)	a certificate or certificates representing Shares, bearing
thereon a demand for redemption, in substantially the form as the Trustees shall establish by rule or regulation, duly signed by such Shareholder, or;

(b)	in the case where Shares are held in open account and no
certificates have been issued, a demand for redemption in substantially the form as the Trustees shall establish by rule or regulation, duly signed by such Shareholder; and

the Trustees shall redeem the same and pay therefor, out of the assets of the Trust, to such Shareholder or other person entitled thereto, in cash, the net asset value of the surrendered Shares next computed and effective after acceptance of a proper redemption request, less expenses and taxes, if any, incidental to such surrender.

Section 3. Payment for Shares surrendered for redemption shall be made as soon thereafter as is practicable and in any event, shall be made within seven (7) calendar days after such surrender for redemption, except that the Trustees may suspend the right of redemption or postpone the date of payment in whole or in part (i) during any period that the New York Stock Exchange is closed (other than customary weekend or holiday closing), or trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the "Commission"), (ii) During any period when an emergency exists as defined by the rules of the Commission, as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets, and (iii) for such other periods as the Commission may permit. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said Stock Exchange shall have reopened for unrestricted trading or the period specified in (ii) or (iii) above shall have expired. In the case of suspension of the right of redemption, a Beneficial Shareholder may either withdraw his request for redemption or receive payment based on the net asset value next determined after the termination of the suspension.

Section 4. The Board of Trustees may, in its discretion, establish from time to time uniform rules for the closing of shareholder accounts, the value of which, by virtue of a partial liquidation, has fallen below the minimum initial amount required of new Shareholders.

ARTICLE VII

Concerning the Title and Custody of Trust Assets

Section 1. The legal title to the Trust assets and all avails and proceeds thereof shall at all times be vested in the Trustees.

Section 2.     Notwithstanding the provisions of Section 1 of this
ARTICLE VII, the Trustees shall deposit with the Custodian all monies and other property received by them hereunder, and the Custodian shall receive and keep the same as a special Trust Estate in the name of "D. L. Babson Bond Trust" or in such other name or names as the Trust may bear from time to time. The Trust Estate may be kept in one or more accounts as the Trustees
shall designate.   The Trustees may cause any of the trust property to be
transferred into the name of, or to be acquired or held in the name of, the Custodian, or in the name of any nominee or nominees of the Custodian satisfactory to the Trustees. The Custodian may from time to time deposit monies of the Trust in such other banks or trust companies and in such amounts as the Trustees may in writing direct, but subject only to the draft
or order of the Custodian.   The Custodian shall deliver to the Trustees, or
on their written order and in accordance therewith, any or all of the properties and monies of said Trust Estate, as the Trustees may at any time in writing require, but only in the following manner and subject to the following provisions:

(a)	In case of sale of any of said Trust Estate the broker's
notification of sale, in customary form, shall be delivered to the Custodian duly identified and verified by the Trustees or by their duly appointed and authorized agent or representative; and concurrently therewith there shall be delivered to the Custodian a check, draft or order for the payment to the Custodian of the net proceeds of said sale as shown by said broker's notification. Such net proceeds shall be received by the Custodian and credited to said Trust Estate.

(b)	In case of exchange of any of said Trust Estate, the property or assets to be received in exchange therefor, or evidence of title thereof, shall be delivered to the Custodian before the Custodian shall part with custody of the property so to be exchanged;
provided, however, that if any plan of exchange shall require the deposit of property with a depository, the Custodian, upon in-structions from the Trustees, may deposit with such depository the trust property to be exchanged, taking the receipt of such depository therefor.

(c)	In case funds are needed for the purpose of paying a dividend declared by the Trustees upon the Shares of the Trust, the certificate of the Trustees stating the amount necessary to pay the same shall be furnished to the Custodian before the Funds are withdrawn from said Trust Estate.

(d)	In case Shares are surrendered to the Trustees for redemption in accordance with the provisions of ARTICLE VI of the Agreement and Declaration of Trust, evidence satisfactory to the Custodian of the surrender and can-cellation of said Shares and the certificate or certificates evidencing the same shall be furnished to the Custodian before the redemption price of said Shares is withdrawn or disbursed out of the Trust assets.

(e)	In case funds are needed for the purpose of paying taxes,
compensation of the Custodian and Investment Adviser, if any, management fees and expenses, if any, of the Trustees, or any other expenses of administration and operation of the Trust and the care, preservation and maintenance of the Trust assets, or for any other lawful purpose hereunder, the Trustees shall deliver to the Custodian their certificate specifying the amount so to be withdrawn and the person or persons to whom the same shall be paid.

The Custodian shall have no duty or responsibility whatsoever relative to monies or other property received by the Trustees and not deposited with the Custodian. The Custodian shall have no duty or responsibility whatsoever with respect to the disposition of monies or other property delivered by the Custodian to or on the order of the Trustees in accordance with the foregoing provisions of this Section 2, and the Custodian shall not be required to request or receive any accounting from the Trustees. The Custodian shall receive all dividends, interest and other income paid to it upon and with respect to properties and assets of the Trust held by the Custodian, and shall properly credit such receipts to said Trust Estate.

Section 3. The Custodian shall not have any duty or liability with respect to the management of the Trust assets, but shall be liable only for the custody and safekeeping thereof in accordance with the provisions of
Section 2 of this ARTICLE VII. If any action directed to be taken by the Custodian involves probable expense, costs or liability upon the part of the Custodian, the Custodian may require the Trustees to indemnify it with respect thereto, and the furnishing of such indemnity shall be a condition precedent to the obligation of the Custodian to comply with such directions. The Custodian shall not be required to look into or investigate the propriety of any action which the Trustees shall direct it to take with respect to the Trust assets nor to inquire into or ascertain whether such action is within the powers of the Trustees, it being specifically provided hereby that full responsibility for the acts of the Trustees shall be borne by the Trustees themselves and shall not in any event be borne either in whole or in part by the Custodian.

Section 4. The Custodian shall not at any time or for any purpose be required to determine, ascertain, calculate, inquire into or investigate the net asset value of the Trust or the net asset value of the Shares, but the duty to determine, ascertain and calculate the net asset value of the Trust and the net asset value of the Shares from time to time shall rest ex-clusively upon the Trustees. In case any action or decision of the Custodian is conditioned in any way upon or has reference to the net asset value of the Shares, the Custodian shall be entitled to, and shall, rely conclusively upon the certificate of the Trustees with respect to such net asset value, and the Custodian shall not be required to make any inquiry or investigation into such net asset value other than to require the certificate of the Trustees with respect thereto.

Section 5. The fiscal year of the Trust shall commence on the first day of December in each year, or such other date as the Trustees may set from time to time by resolution.

Section 6. Not less often than annually the Trustees shall cause an audit to be made of the assets of the Trust and of the books, records and accounts of the Trustees and the Custodian by independent certified public accountants. Not less often than semiannually the Trustees shall prepare and submit to each Shareholder a report of the operations of the Trust for the preceding semiannual period, which reports shall set forth such information and financial statements as may be required by law or regulation.

Section 7. The appointment of independent certified public accountants shall be made each year by the Trustees in the manner prescribed by law, and each such appointment shall be subject to ratification by the Shareholders. Each such appointment shall be conditioned upon the right of the Trust by a majority vote of the Shareholders to terminate such employment forthwith without penalty. Each such accountant's report and certificate rendered shall be addressed both to the Trustees and to the Shareholders.

ARTICLE VIII

Concerning the Investment and Management of the Trust Assets

Section 1. There shall be vested in the Trustees, subject to the provisions of the Agreement and Declaration of Trust, the power and authority to make all decisions, determinations and conclusions with respect to the investment and reinvestment of the assets of the Trust, including, without limitation, the power and authority to designate the investment securities to be purchased from time to time and the amount or quantity thereof to be purchased, the securities to be sold from time to time and the amount or quantity to be sold, the amount or quantity of cash to kept on hand without investment, and determinations concerning the selection, acquisition, holding and disposition of the Trust assets, and in general the power to fix and determine the investment policy of the Trust.

Section 2. The Trustees, in their discretion, subject to ratification by the Shareholders, or the Shareholders by majority vote, at any annual or special meeting, may appoint an Investment

Adviser duly and legally registered as such according to the provisions of
the laws of the United States.   There may be delegated to any Investment
Adviser so elected and appointed the power and authority to make all decisions, determinations and conclusions with respect to the investment and reinvestment of the assets of the Trust as set out in the foregoing Section
1. The Trustees and the Custodian shall be fully and completely protected in acting upon any and all of the recommendations of the Investment Adviser from time to time appointed and acting as such under the provisions of the Agreement and Declaration of Trust, subject always to the provisions of the Agreement and Declaration of Trust, provided, however, that the Trustees and not the Investment Adviser, in the absence of willful malfeasance or misfeasance, bad faith or gross negligence by the Investment Adviser in the performance of if its duties, or reckless disregard by the Investment Adviser of its obligations and duties to the Trust, shall be solely responsible for complying with the requirements of Section 4, ARTICLE I of the Agreement and Declaration of Trust. Neither the Trustees, Custodian nor such Investment Adviser shall be liable or responsible for any errors or mistakes of judgment in connection with the management of the Trust Assets or the determination of the investment policy of the Trust, but shall be liable only for their own respective willful misconduct or gross negligence; provided always, that nothing herein contained shall protect or purport to protect any Trustee against any liability to the Trust or to its Shareholders by reason of his willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.; and provided, further, that nothing herein contained shall protect or purport to protect the Investment Adviser against any liability to the Trust or its Shareholders by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder or under its contract of employment.

Section 3. Every Investment Adviser elected or appointed according to the provisions of the foregoing Section 2 shall hold office subject to the rights of the Trustees and the Shareholders to terminate the employment of such Investment Adviser and to remove the same. Any Investment Adviser appointed and acting as such under the provisions of the Agreement and Declaration of Trust shall be permitted to resign upon giving to the Trustees written notice thereof not less than thirty (30) days prior to the date upon which such resignation shall be effective. At or prior to the effective date of any such resignation the Investment Adviser so resigning shall turn over and deliver to the Trustees or to any successor Investment Adviser designated by the Trustees, all property and all books, records and documents and papers, if any, belonging to the Trust.

Section 4. The Trustees shall at all times and with diligence keep the Investment Adviser, if any, then appointed and acting as such hereunder fully advised and informed concerning the business and affairs of the Trust so that the Investment Adviser shall at all times have on hand or available all such facts, information and data as may be necessary or desirable in order to consider, determine and decide the investment policy of the Trust.

Section 5. No Investment Adviser at any time appointed and acting hereunder shall have the right by any means or method to assign its contract of employment with the Trust or its position or employment thereunder or under this Agreement and Declaration of Trust to any other person, firm or corporation and if any Investment Adviser shall attempt or purport to assign its contract of employment or its position or employment thereunder or hereunder, the same shall, ipso facto, terminate its said contract and employment. For all purposes of this section the words "assignment" and "assign" shall include any direct or indirect transfer or hypothecation of a contract or any position or employment thereunder or hereunder, or of a controlling block if the assignor's outstanding voting securities by a security holder of the assignor; but shall not include an assignment of partnership interests incidental to the death or withdrawal of a minority of the members of the partnership having only a minority interest in the partnership business or the admission to the partnership of one or more members who, after such admission, shall be only a minority of the members and shall have only a minority interest in the business.

Section 6. The Investment Adviser, if any, appointed and acting as such under the provisions of the Agreement and Declaration of Trust shall be entitled to receive reasonable compensation for services performed, and such compensation or the rate thereof shall be fully set forth in the contracts of employment submitted to the Shareholders for ratification from time to time. Such compensation, or the rate thereof, shall always be consistent and commensurate with the rate of compensation currently paid by others for services of like or similar nature.

Section 7. The Trustees elected and acting as such under the provisions of the Agreement and Declaration of Trust shall be entitled to receive reasonable compensation for their services with respect to the investment, reinvestment and general management of the assets of the Trust. In addition, they shall be responsible for providing the Trust with such administration and professional services as it may require and may pay reasonable compensation for such services to themselves, their agents and such independent contractors as they deem necessary.

ARTICLE IX

Shareholders' Meetings and Voting Rights

	Section 1.	An annual meeting of the Shareholders shall
be held each February on such date as the Trustees may select.

Section 2. Special meetings of the Shareholders may be called by the Trustees from time to time upon their own motion, and shall be called by the Trustees from time to time upon written request of any ten (10) Shareholders who possess the following qualifications:

(a)	They must have been Shareholders of record for at least six (6)
months; and

(b)	They must hold in the aggregate, shares having a net asset value of at least $25,000.00 or their Shares must amount in the aggregate to not less than one per centum (1%) of the number of Shares then issued and outstanding hereunder, whichever shall be the lesser.

Section 3.     Notice.   Not less than ten nor more than ninety days
before the date of every annual or special Shareholders' meeting, the Trustees shall give to each Shareholder entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

Section 4.     At each meeting of the Shareholders a majority in number
of the issued and outstanding Shares entitled to vote thereat, represented by the registered owners and holders thereof in person or by proxies, shall be requisite and shall constitute a quorum for the transaction of business. All actions and decisions done or taken by the holders of a majority of the Shares present in person or by proxies at any meeting at which a quorum for the transaction of business is present shall be valid to all intents and purposes and shall be deemed to be the action of the Shareholders in like manner as if done or taken by the holders of all of the issued and outstanding Shares. At each meeting of the Shareholders every Shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such Shareholder and bearing a date not more than six (6) months prior to said meeting unless said
instrument provides that it shall be valid for a longer period.   Each
Shareholder shall have one vote for each Share registered in his name on the books of the Trustees and entitled to vote at said meeting.

Section 5. If the Trust has more than one class or series of Shares outstanding, then each class or series shall vote separately on matters which affect that class or series.

ARTICLE X

Concerning the Trust Income and Dividends to Shareholders

Section 1. Dividends paid by any corporation out of earnings shall be treated as income, except that stock dividends shall be deemed and treated as corpus or principal unless the corporation declaring and issuing such stock dividends shall establish, or has established, the practice of paying stock dividends in lieu of or in addition to cash dividends, in which cases the Trustees 'nay treat stock dividends declared and issued in accordance with such established practice as income and not as corpus. The Trustees shall have power to determine, subject to the provisions of the Agreement and Declaration of Trust, whether receipts shall be classified as income or corpus.

Section 2. (a) The Trustees may from time to time, at their sole discretion, declare and pay to the Shareholders dividends out of income, net capital gains or profits realized or resulting from the sale, exchange or other disposition of Assets.

(b)	The Trustees 'nay from time to time, at their sole
discretion, declare special dividends out of income or net capital gains or profits realized or resulting from the sale, exchange or other disposition of Trust Assets, and may, in and by the resolution or resolutions declaring such special dividends, provide that the same shall be paid to the persons then occupying the positions of Trustees under this Agreement and Declaration of Trust, as agents of and for the Shareholders, and payment of any such dividend to such agents shall for all purposes be deemed and treated as if made direct to the Shareholder; provided, however, that such agents, as such, and acting for and in behalf of the Shareholder, shall forthwith upon receipt of such payment pay the full amount so received into the assets of the Trust in the hands of the Custodian as a contribution to the capital of the Trust by the Shareholders, but no additional Shares shall be issued in consideration therefor, and for all purposes the net asset value of the Trust and of the Shares shall be computed and determined as if such dividend had not been declared and paid.

(c)	The Trustees may, at their sole discretion, establish such
rules and procedures and delegate such authority as they deem necessary or proper to provide for payment of dividends on a periodic basis.

Section 3. The Trustees shall prepare and mail to the Shareholders, accompanying each distribution, either out of income or out of net capital gains, a statement disclosing the source of such distribution and such other
information and in such form as may be prescribed or required by law.    The
Shareholders, as a condition precedent to their right to receive such distribution, shall be required to comply with all provisions of law and the lawful regulations of the Treasury Depart-ment of the United States with respect to the taxation of Regulated Investment Companies insofar as the same impose requirements on the Shareholders.

ARTICLE XI

Concerning the Trustees

Section 1.     The number of Trustees appointed, elected and acting as
such under the Agreement and Declaration of Trust shall be three (3) or more as may be determined from time to time by the Shareholders at any annual or
special meeting of the Shareholders.   The Trustees shall be divided into
three (3)' classes and the number of Trustees from time to time appointed, elected and acting as such shall be distributed as nearly equally as possible
among said three (3) classes.   The Trustee or Trustees of the first class
shall hold office until the annual meeting of shareholders to be held in 1989; the Trustee or Trustees of the second class shall hold office until the annual meeting of Shareholders to be held in 1990; and the Trustee or Trustees of the third class shall hold office until the annual meeting of Shareholders to be held in 1991. The Shareholders shall have power to
determine the class to which each of the Trustees shall be elected.   At each
annual meeting of the Shareholders a Trustee or Trustees equal in number to the Trustees whose terms of office then expire shall be elected for terms of three (3) years. If the Shareholders at any annual or special meeting determine that there shall be more than three (3) Trustees, the Shareholders shall elect the additional Trustees and assign them to their classes so that their terms of office will expire at the same time as all other Trustees of the same respective classes. All Trustees shall serve until their respective successors are elected and qualified.

Section 2.     Any Trustee may be removed at any time by an instrument
of writing signed by all the other Trustees setting forth the fact of such
removal and the date upon which it is effective.   A copy of any such written
instrument removing the Trustee shall be lodged with the Custodian. Any Trustee may also be removed at any time by a majority vote of the Shareholders present in person or by proxy at any annual or special meeting of the Shareholders at which a quorum for the transaction of business is present. Notice of the action of the Shareholders in removing any Trustee shall be given to the Custodian by the remaining Trustees.

Section 3. Any Trustee may resign from office as such by written instrument signed by him and delivered to the other Trustees specifying the date upon which such resignation shall become effective. A copy of any such resignation shall be lodged with the Custodian.

Section 4. In case of the death, resignation or removal of a Trustee, or in case a vacancy among the Trustees shall exist for any reason, the surviving or remaining Trustees shall have power to fill the vacancy by electing or appointing to the office of Trustee such other person as they in their discretion shall see fit; provided, that the surviving or remaining Trustees shall have no power to fill such vacancy unless at least two-thirds of the Trustees holding office after such vacancy has been filled were elected by the Shareholders. If at any time less than two-thirds of the Trustees in office were so elected by the Shareholders, the Trustees shall cause a special meeting of the Shareholders to be convened within thirty (30) days for the purpose of ratifying any appointments made by the surviving or' remaining Trustees; and if the Shareholders shall fail or refuse to ratify any such appointments, the vacancy or vacancies shall be filled by the Shareholders themselves. The Trustees shall give prompt notice to the Custodian of the election or appointment of a new Trustee or Trustees by any method, and the Custodian shall always be entitled to rely conclusively upon the certificate of the Trustees concerning the identity of the persons then elected and in office as such Trustees.

Section 5. The Trustees in their discretion may engage in, prosecute, compromise, abandon or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, demands and other matters relating to the Trust, and out of the Trust assets to pay, or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, upon any evidence that the Trustees may deem sufficient, including any such matters relating to the Trust wherein any of the Trustees may be named individually, the subject matter of which arises by reason of business for and on behalf of the Trust.

Section 6.     The Trustees may make, adopt, amend, restate and repeal
from time to time such rules, regulations, resolutions, by-laws and procedures, not inconsistent with the provisions of the Agreement and Declaration of Trust, as they may deem necessary or desirable for the management of the Trust and for the government of themselves, their officers,
agents and employees.   The Trustees may take any action with or without
meeting, as they may determine. The acts of a majority of the Trustees at any time duly elected or appointed and in office as such under the provisions of the Agreement and Declaration of Trust, shall be deemed and construed for all purposes as the lawful acts and actions of the Trustees in like manner as if done or taken by unanimous action of the Trustees.

Section 7. The Trustees shall have power and authority to appoint such officers, agents and employees as the business of the Trust may require, to define and delimit the powers and duties of such officers, agents and employees, and to fix and pay out of the funds of the Trust, reasonable compensation for their services as Trustees and for the services of such officers, agents and employees. All Trustees and their officers, agents and employees handling the funds, monies, properties and assets of the Trust, or having access thereto, but not including the Custodian, shall be required to give bonds in such reasonable penal sums, respectively, as may be fixed by the Trustees.

Section 8. Any Trustee shall have power and authority to acquire, own and dispose of Shares of the Trust and to be a Shareholder, in like manner and to the same extent as if he were not a Trustee. Any Trustee, except as may be prohibited by law, may deal with the Trust in relation to any matter in like manner and to the same extent as if he were not a Trustee.

Section 9. The Trustees shall have power and authority to enter into agreements or contractual arrangements on behalf of the Trust with management companies, investment advisors, accounting firms, banks or trust companies, and such other persons as may be necessary or proper to provide such services to the Trust.

Section 10. No recourse shall at any time be had under or upon any contract, instrument, certificate, undertaking, obligation, covenant, or agreement, whether oral or written, made, issued or executed by the Trustees in pursuance of the terms of the Agreement and Declaration of Trust, or by any officer or agent of the Trustees, or by reason of anything done or omitted to be done by them or any of them, against the Trustees individually, or against any such officer or agent or against any Shareholder, by legal or equitable proceedings, or by virtue of any suit or otherwise, except only to compel the proper application or distribution of the Trust assets, it being expressly understood and agreed that the Agreement and Declaration of Trust, and all obligations and instruments executed hereunder or pursuant hereto, by the Trustees, and any acts done or omitted to be done by them, are solely the obligations, instruments, acts and omissions of, or in respect of, the Trust, and that all the obligations, instruments, liabilities, covenants and agreements, acts of omission of the Trustees, as Trustees, shall be enforced against and be satisfied out of the Trust assets only, and all personal and individual liability of Trustees, except as herein stated, and of all officers and agents, and of the Shareholders, is hereby expressly waived and negated. Nothing herein contained shall be construed as empowering or authorizing the Trustees to contract any debt or to do anything which will bind any of the Shareholders or any of the Trustees personally, and any person, firm, corporation or association contracting or dealing with the Trustees shall be obligated to enforce any obligation, liability or covenant with said Trustees against, and be satisfied out of, the Trust assets only and not against any Shareholder or any Trustees personally. Nothing herein contained shall be construed or deemed to protect or indemnify, or to purport to protect or indemnify, any Trustee or any officer or agent of the Trustees against any liability to the Trust or to the Shareholders to which any such Trustee, officer or agent would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, or by reason of any liabilities incurred under, or any violation by him of, the Securities Act of 1933, as amended, or the Investment Company Act of 1940, or both said Acts.

Section 11. No person, firm or corporation dealing with the Trustees or the Trust shall be required to investigate the Trustees' authority for entering into any transaction or to see to the application of the proceeds of any transaction.

ARTICLE XII

Concerning the Custodian

Section 1. The Custodian shall not be liable for the exercise of any discretion or power or for mistakes or errors of judgment nor otherwise in connection with the Custodianship except for its own willful misconduct or gross negligence. The Custodian shall be indemnified by the Trustees against all costs and expenses (including amounts of judgments where the adjudication does not involve a dereliction in the performance of its duties) reasonably incurred by or imposed upon the Custodian in connection with or resulting from any action, suit or proceeding to which it may be made a party by reason of its being or having been the Custodian, except in relation to matters in which a recovery shall be had against it by reason of its having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of its duties as such Custodian. The foregoing right of indemnity shall include reimbursement for the amounts and expenses, including attorneys' fees, paid in settling any such action, suit or proceeding when settling appears to be in the interest of the Trust and the Trustees shall determine there has been no dereliction, and shall not be exclusive of other rights to which the Custodian may be entitled as a matter of law. Indemnification for amounts of judgment and amounts paid by the Custodian to the Trust itself;

Section 2. Any statement or certification by the Trustees shall be sufficient if made by the Trustees or by a majority of the Trustees or by their duly appointed agent or agents and may be accepted by the Custodian as conclusive evidence of all matters therein contained and the Custodian shall be protected in any action which it may take or refrain from taking by reason of the supposed existence of such fact or matter;

Section 3. The Custodian shall not be responsible for any breach by the Trustees of any covenant contained in this Agreement and Declaration of Trust or any Supplemental Declaration of Trust pursuant thereto;

Section 4. The Custodian shall not be personally liable for any taxes, assessments or other governmental charges imposed upon or in respect of the Trust assets or the income therefrom, or upon it as Custodian hereunder, under any present or future law of the United States of America or of any state, county, municipality or other taxing authority; and the Trustees shall reimburse the Custodian for, and indemnify it against any and all liability imposed upon it by reason of any of the foregoing matters and the trust estate shall be responsible and liable there-for;

Section 5. The Custodian covenants and agrees that no person or persons nominated by it to hold any Shares of stock' constituting the Trust assets shall (1) pledge, sell or otherwise dispose of such Shares of stock,
(2) exercise any right to vote or execute any proxy to vote or consent with respect thereto, except as instructed by the Trustees, or (3) receive, hold or dispose of any income or proceeds from or out of, or distribution upon or with respect to, any such Shares of stock for his, their or its account or otherwise than for the account of the Custodian;

Section 6. The Custodian or any successor Custodian may resign and be discharged of the custodianship hereunder upon giving thirty (30) days written notice thereof to the Trustees; provided that no resignation of the Custodian or any successor Custodian shall take effect until (1) the Trust has been completely liquidated and the proceeds of the liquidation dis-tributed to the Shareholders, or (2) a successor Custodian, having the qualifications prescribed in the Agreement and Declaration of Trust, has been designated and has accepted such custodianship;

Section 7. The Custodian shall be entitled to receive from the Trustees, and the Trustees agree to pay to the Custodian, all expenses incurred and paid by the Custodian in performance of its duties hereunder and compensation for its services as Custodian in such reasonable amounts as may be agreed upon between the Custodian and the Trustees; provided that during the life of the Trust hereby created the Custodian, if not otherwise remunerated, may charge against and collect from the income of the Trust, and from the corpus thereof if no income is available, such fees for its services and such reimbursement for its expenses as are provided for in the Agreement and Declaration of Trust, but no such charge or collection shall be made except for services theretofore performed or expenses theretofore incurred.

Section 8. The Custodian or any successor may be removed at any time (a) by an instrument in writing signed by the Trustees, or (b) by a majority vote of the Shareholders present in person or represented by proxy at any annual or special meeting of the Shareholders at which a quorum for the transaction of business is present.

Section 9. In case the Custodian or any successor custodian shall resign or be removed or a vacancy shall otherwise occur in the position of Custodian hereunder, a successor Custodian shall be appointed by the Trustees. Every Successor Custodian shall execute and deliver to its predecessor last in office, and also to the Trustees, an instrument accepting such appointment hereunder, the acceptance of the appointment by any successor Custodian and the receipt by it of the Trust assets shall constitute a full and complete discharge of the predecessor Custodian from any and all obligations hereunder.

Section 10. The Custodian and every successor to the Custodian shall always be a bank or trust company having capital,' surplus and undivided profits aggregating at least One Million Dollars ($1,000,000.00), or such other sum as may be required by any applicable law, rule or regulation.

ARTICLE XIII

Location of Trust Records

The original or a copy of this instrument and of each Declaration of Trust Supplemental hereto, shall be kept at the office of the Trust where it may be inspected by any Beneficial Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee of the Trust as to whether or not any such supplemental Declarations of Trust have been made as to any matter in connec-tion with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a Trustee of the Trust to be a copy of this instrument or of any such supplemental Declaration of Trust.

ARTICLE XIV

Concerning the Termination of the Trust

Section 1. The Trust created by the Agreement and Declaration of Trust may be terminated by the Trustees under the following conditions:

(a)	if the net assets of the Trust have been reduced, through
redemption of outstanding Shares or otherwise to such an amount that, in the opinion of the Trustees it is impracticable to continue the Trust; or

(b)	if a vacancy in the position of Custodian hereunder occurs and it is not possible to secure a successor Custodian; or

(c)	if there shall exist at the same time vacancies in the
positions of three (3) or more Trustees hereunder and the Shareholders shall fail or refuse to elect successor
Trustees; or

(d)	if voted by the registered holders of a two-thirds majority or more of all the outstanding Shares, present in person or represented by proxy and entitled to vote at any meeting of the Shareholders called for that purpose.

Section 2. Upon termination of the Trust, the Trustees shall notify each Shareholder thereof by mail, or in such other manner as may be prescribed by law, and shall proceed to sell the Trust assets and convert the same into cash and apply the proceeds as follows:

(a)	to the payment of all prior costs, expenses, charges, taxes and other obligations, entitled by law to priority of payment

(b)	to distribution ratably among the Shareholders in proportion to the numbers of Shares registered in their names respectively.

Upon termination of the Trust and final distribution of the Trust's assets, the Trustees shall be discharged from any and all further liabilities and duties hereunder and the rights, title and interest of all parties to the Trust shall be canceled and discharged.

ARTICLE XV

Concerning Amendments to the Agreement and Declaration of Trust

Section 1.     The Trustees may amend, modify, supplement and restate
the Agreement and Declaration of Trust from time to time with the consent or approval of the Shareholders holding a majority of the Shares then issued and
outstanding.   No such amendment, modification, supplement or restatement shall affect the validity of any lawful act theretofore done.

Section 2. Notwithstanding the foregoing provisions, the Trustees, without the consent or approval of Shareholders, may amend, alter, supplement or restate the Agreement and Declaration of Trust in any respect necessary or required to comply with any law now in effect or hereafter enacted, or any rule, regulation or order of any lawfully constituted body or commission having jurisdiction.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Declaration of Trust as of the 31st day of March, 1988.


/s/Larry D. Armel
Larry D. Armel, Trustee


/s/Stephen W. Harris
Stephen W. Harris, Trustee


/s/Alfred J. Hoffman
Alfred J. Hoffman, Trustee

/s/Robert H. Lange
Robert H. Lange, Trustee


/s/Edward L. Martin
Edward L. Martin, Trustee


/s/Francis C. Rood
/s/Francis C. Rood, Trustee


/s/William H. Russell
William H. Russell, Trustee